                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Gateway 2000, Inc. on Forms S-8 (File Nos. 33-08837, 33-84116, 33-84118, 33-
84120, 33-84122, 33-84124, 333-33231 and 333-36071) of our report dated January
21, 1999, on our audits of the consolidated financial statements and financial statement schedule of Gateway 2000, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Diego, California
March 29, 1999